UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 30, 2009

Wynn Resorts, Limited

(Exact name of registrant as specified in its Charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 30, 2009, Wynn Macau, Limited, a newly formed and indirect wholly owned subsidiary of Wynn Resorts, Limited and a developer, owner and operator of destination casino gaming and entertainment resort facilities focused exclusively on Macau, has determined the price for its proposed offering of 1,250,000,000 ordinary shares (the “Shares”) of Wynn Macau, Limited. The offering price is HK$10.08 (equivalent to approximately US$1.30) per share, representing proceeds of approximately US$1.6 billion and 25% of the post-issuance capital base of Wynn Macau, Limited. The offering is expected to close on or about October 9, 2009, subject to the satisfaction of customary closing conditions. On September 30, 2009, Wynn Resorts, Limited issued a press release announcing the pricing of the Wynn Macau, Limited offering. The press release is furnished herewith as Exhibit 99.1.

This Form 8-K contains forward-looking statements that, by their nature, are subject to significant risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in this Form 8-K. The risks and uncertainties include, but are not limited to, general domestic and international economic conditions and other risk factors described in Wynn Resorts, Limited’s filings with the Securities and Exchange Commission and furnished Forms 8-K. Wynn Resorts, Limited is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

The information in this Form 8-K and exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

99.1	Press release, dated September 30, 2009, of Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2009

WYNN RESORTS, LIMITED

By:	/s/ KIM SINATRA
Kim Sinatra
Senior Vice President,
General Counsel and
Secretary

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